                           DYNATRONICS CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              November 23, 1999



TO THE SHAREHOLDERS OF DYNATRONICS CORPORATION:

  	Please take notice that the Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation (the "Company"), will be held at 7030 Park Centre Drive, Salt Lake City, Utah, 84121, as provided by the bylaws of the Company, as amended, on Tuesday, November 23, 1999, at 4:00 p.m., Mountain Standard Time, for the following purposes:

1. 	To elect a Board of seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

2. 	To consider and act upon a proposal that the shareholders
ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.

3. 	To transact such other business as may properly be brought
before the meeting or any adjournment thereof.

  	Only shareholders of record at the close of business on Thursday, October 7, 1999 will be entitled to vote at this meeting. A list of shareholders entitled to vote will be available for inspection at the office of the Company for ten days prior to the Annual Meeting.

                           					BY ORDER OF THE BOARD OF DIRECTORS


											                     /s/ Bob Cardon
                                -----------------------------------
                           					Bob Cardon, Corporate Secretary


Salt Lake City, Utah
October 13, 1999


                               IMPORTANT

  	Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally.

                            PROXY STATEMENT

                        DYNATRONICS CORPORATION

                    ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD NOVEMBER 23, 1999

                       Solicitation of Proxies

  	This Proxy Statement is furnished pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the Annual
Meeting of Shareholders of Dynatronics Corporation ("Dynatronics" or the "Company") to be held at 7030 Park Centre Drive, Salt Lake City,
Utah 84121 at 4:00 p.m. (local time) on November 23, 1999, and at any and all adjournments or postponements thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy will be provided to shareholders of record as of October 7, 1999 and will be mailed on or about October 15, 1999.

   The cost of disseminating this information will be paid by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensations therefore, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of common stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

  	ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANYTIME BEFORE IT IS EXERCISED BY GIVING ANOTHER PROXY OR BY LETTER OR TELEGRAM DIRECTED TO THE COMPANY.

                                 VOTING

  	THE SOLICITATION OF PROXIES TO WHICH THIS PROXY STATEMENT RELATES IS BEING MADE ON BEHALF OF THE COMPANY BY ITS BOARD OF DIRECTORS.

  	The matters to be considered and voted upon at the Annual Meeting will be:

1. 	Election of seven directors to serve until the next Annual Meeting of
Shareholders or until their successors are elected and qualified;

2. 	Ratification of the selection of KPMG LLP as the independent public accountants of the Company; and

3. 	Transaction of such other business as may properly come before the meeting.

  	It is important that proxies be returned promptly. Stockholders are requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope. Shares of common stock will be voted in accordance with the instructions indicated on properly executed proxies. If no instructions are indicated, such shares will be voted "FOR" the election of each of the seven nominees for director, "FOR" the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000, and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting.

  	The Board of Directors recommends that the stockholders vote FOR the election of its nominees for directors, and FOR the proposal to ratify the selection of KPMG LLP as independent public accountants.

  	As of the close of business on the record date (October 7, 1999), the date for determining shareholders entitled to notice of and to vote at the meeting, Dynatronics had issued and outstanding 8,783,622 shares of common stock, no par value, all of which are entitled to vote and be voted at the meeting. Each share is entitled to one vote and only shareholders of record of the Company's common stock as of the close of business on the record date are entitled to vote their shares at the Annual Meeting. Shareholders will not be allowed to cumulate their shares. Holders of a majority of the shares entitled to be cast at the Annual Meeting must be represented at the Annual Meeting to constitute a quorum for purposes of conducting any business. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

  	Each of the proposed actions to be considered requires the affirmative approval of a majority of the votes cast at the Annual Meeting where holders of a majority of the shares issued and outstanding are present in person or by proxy. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, abstentions and broker non-votes will not have the effect of being considered as votes against any matter considered at the Annual Meeting.

             VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  	The following table sets forth, as of October 7, 1999, the number of shares of common stock, no par value, of the Company owned beneficially by all the persons known to be holders of more than five percent (5%) of the Company's voting securities; each director and executive officer of the Company and by all executive officers and directors of the Company as a group. The percentages are based on 8,783,622 shares outstanding as of October 7, 1999 plus shares issuable upon exercise of options held by the persons indicated. Unless noted otherwise, the Company believes each person named below has sole voting and investment power with respect to the shares indicated.

                                        						Amount and
                                      						  Nature of
                                      						  Beneficial		    Percent of
Name of Beneficial Owner	                  		 Ownership	      	  Class
----------------------------------------------------------------------------

Kelvyn H. Cullimore, Jr.		                    823,743	(1)	        9.2%
President, CEO, Director
7030 Park Centre Dr.
Salt Lake City, UT 84121

Kelvyn H. Cullimore	   	                      173,441	(2)	        2.0%
Chairman of the Board

E. Keith Hansen, M.D.	   	                    337,650	(3)	        3.8%
Director

                                        						Amount and
                                      						  Nature of
                                      						  Beneficial		     Percent of
Name of Beneficial Owner			                   Ownership		         Class
---------------------------------------------------------------------------

Larry K. Beardall	   	                        199,963	(4)         	2.2%
Exec. V.P., Director

Howard L. Edwards	   	                         45,000	(5)	          *
Director

Joseph H. Barton	   	                          21,000	(6)	          *
Director

Val J. Christensen					                          -0-		              *
Director

John S. Ramey	   	                             39,500	(7)	          *
Sr. V.P. Operations

All executive officers and		                1,607,297	(8)	        17.7%
directors as a group (8 persons)

-------------------------------------
* Less than 1 percent of outstanding shares


(1) 	Includes 617,623 shares owned directly, 51,120 shares owned by Mr.
Cullimore's wife and minor children, 30,000 shares owned by a family corporation of which Mr. Cullimore is Vice President, and exercisable options for the purchase of 125,000 shares.

(2) 	Includes 126,191 shares owned directly, 7,250 shares owned by Mr.
Cullimore's wife, 30,000 shares owned by a family corporation of which Mr. Cullimore is President, and exercisable options for the purchase of 10,000 shares.

(3) 	Includes 248,650 shares owned directly, 80,000 shares owned by a pension plan as to which Dr. Hansen is a beneficiary and exercisable options for the purchase of 9,000 shares.

(4) 	Includes 64,263 shares owned directly, 15,700 shares owned by Mr.
Beardall's children and exercisable options for the purchase of 120,000 shares.

(5) 	Includes 27,000 shares owned directly and exercisable options for the purchase of 18,000 shares.

(6) 	Includes 21,000 shares owned directly.

(7) 	Includes 9,500 shares owned by a retirement plan as to which Mr.
Ramey is beneficiary and exercisable options for the purchase of 30,000 shares.

(8) 	The calculation of beneficially owned shares of all executive officers and directors as a group eliminates the duplicate entries of shares owned by a family corporation which are reflected in the beneficial ownership of both Kelvyn H. Cullimore and Kelvyn H.
Cullimore, Jr.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

  	At the Annual Meeting of Shareholders, seven (7) directors will be elected. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. Each person identified as a nominee has consented to be named as such.

  	Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are elected by the Board of Directors of the Company at the first meeting after each Annual Meeting of Shareholders and hold office until their successors are elected or appointed and duly qualified. Vacancies on the board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify. In February, 1999, Roy
Hansen resigned as a director of the Company. In January, 1999, the Board of Directors appointed Val J. Christensen as a director of the Company.

  	There were six regular meetings of the Board of Directors held during the fiscal year ended June 30, 1999. No director attended fewer than 75% of the meetings during his term of service. The Board had no formal nominating committee during the fiscal year ended June 30, 1999. The Board has a standing Compensation Committee comprising the outside directors of the board, that reviews and approves compensation matters for executive officers of the Company and has oversight responsibility for all benefit plans of the Company. Members of this Committee are:
Dr. E. Keith Hansen, Joseph H. Barton, Howard L. Edwards and Val J. Christensen. There were four meetings of the Compensation Committee of the Board of Directors held during the year ended June 30, 1999. The Board also has an Audit Committee comprising the outside directors of the board. There was one meeting of the Audit Committee held during fiscal year 1999. The functions of the Audit Committee are (1) to review and approve the selection of, and all services performed by, the Company's independent auditors, (2) to review the Company's internal controls, and (3) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

  	There are no material legal proceedings to which any director or executive officer is a party adverse to the Company.

Remuneration of Directors

  	Directors who receive remuneration as officers of the Company are paid $100 per meeting for attendance at regular and special director's meetings. Outside directors are paid an annual director's fee of $3,600. In addition, the Company pays all expenses incurred by directors in connection with attendance at board meetings.

  	Each outside director also participates in an annual bonus program. The full annual bonus per director is one percent of the Company's pre-tax profits. A total of $62,063 was paid to the outside directors under this plan for the fiscal year 1999.

   The directors and executive officers of the Company at October 13, 1999 were:

                        		  			          Director
                          					         or Officer		          Position
Name				                  Age	            Since	     	      with Company
-------------------------------------------------------------------------

Kelvyn H. Cullimore*		     63		            1983		         Chairman of the
                                                          Board

Kelvyn H. Cullimore, Jr.*	 42		            1983		         President, CEO and
                                                          Director

Larry K. Beardall*		       42		            1986		         Executive Vice
                                                          President of
                                                  								Sales and Marketing
                                                          and	Director

E. Keith Hansen, M.D.*(+)	 53		            1983		         Director

Joseph H. Barton*(+)		     70		            1995		         Director

Howard L. Edwards*(+)	     67		            1997		         Director

Val J. Christensen*(+)		   46		            1999		         Director

John S. Ramey			           47		            1992		         Sr. Vice President
                                                            of Operations

* Nominated for re-election to Board.
(+) Member Compensation Committee and Audit Committee

  	Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. No other family relationships exist among officers and directors of the Company.

   Certain information with respect to each nominee for director is set forth below.

  	Kelvyn H. Cullimore has served as Chairman of the Board of the Company since its incorporation in April 1983. From 1983 until 1992, Mr. Cullimore served as President of the Company. Mr. Cullimore received a B.S. in Marketing from Brigham Young University in 1957, and following graduation, worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries (ACI), the former parent company of Dynatronics. From 1986 until 1999, Mr. Cullimore served as President of ITEC Attractions and from 1986 to 1997, he served as ITEC's Chairman, President and CEO. Presently, Mr. Cullimore serves on the board of directors of ITEC.

  	Kelvyn H. Cullimore, Jr. was elected President and Chief Executive Officer of the Company in December of 1992. He has been a Director since the incorporation of the Company. He served as Secretary/Treasurer of the Company from 1983 until 1992 and Administrative Vice President from 1988 until 1992. Mr. Cullimore graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Mr. Cullimore has served on the Board of Directors of several businesses, including Dynatronics Marketing Company and ACI. He currently serves on the Board of ITEC Attractions. In addition, he was Secretary/Treasurer of ACI and Dynatronics Marketing Company. From 1983 until 1992 Mr. Cullimore served as Executive Vice President and Chief Operating Officer of ACI.

  	Larry K. Beardall was elected Executive Vice President of the Company in December of 1992. He has served as a Director and the Vice President of Sales and Marketing for the Company since July of 1986.
Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment in Houston, Texas as National Sales Manager. He also served on the Board of Directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis, a supplier of protective sports equipment.

  	E. Keith Hansen, M.D. has been a Director of the Company since 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. degree from Temple University in 1972. He has been in private practice in Sandy, Utah since 1976. Dr. Hansen was also a Director of ACI until 1992 and a Director of Mountain Resources Corporation from 1980 to 1988. Currently, Dr. Hansen serves as a Director of Accent Publishers, a privately held company, based in Salt Lake City, Utah.

  	Joseph H. Barton was elected a Director in November 1995, and began serving in January 1996. Mr. Barton received a Civil Engineering degree from the University of California at Berkeley and has held various executive positions including President of J.H. Barton Construction Company, Senior Vice President of Beverly Enterprises, and President of
KB Industries, a building and land development company. Most recently, Mr. Barton served as Senior Vice President of GranCare, Inc. from 1989 to 1994 and currently is a consultant for Covenant Care, a company which owns and manages long-term care facilities throughout the United States.

  	Howard L. Edwards was elected a Director in January 1997. From 1968 to 1995 Mr. Edwards served in various capacities at Atlantic Richfield Company (ARCO) and its predecessor, the Anaconda Company, including corporate secretary, vice president, treasurer and general attorney. In addition, Mr. Edwards was a partner in the law firm of VanCott, Bagley, Cornwall and McCarthy, in Salt Lake City, Utah. He graduated from the George Washington University School of Law in 1959 and received a bachelor's degree in Finance and Banking from Brigham Young University in 1955.

  	Val J. Christensen was appointed to the Board in January 1999. Since 1996, Mr. Christensen has served as Executive Vice President of Franklin Covey Company, where he has also served as General Counsel since 1990. He also served on Franklin's Board of Directors from 1991 to 1997. Prior to joining Franklin, Mr. Christensen was engaged in the private practice of law with the international law firm of LeBoeuf, Lamb, Leiby & MacRae, specializing in general business and business litigation matters. Following graduation from law school in 1980, Mr. Christensen served as a law clerk to the Honorable James K. Logan of the United States Tenth Circuit Court of Appeals. He is an honors graduate of the Brigham Young University School of Law and served as articles editor of the BYU Law Review.

  	John S. Ramey joined the Company in December 1992 as Vice President of Research and Development and currently serves as Senior Vice
President of Operations. Prior to joining the Company, Mr. Ramey worked for 16 years with Phillips Semi-conductors--Signetics, an integrated circuit manufacturing company as Manager of Product Engineering. From
1983 to 1989 Mr. Ramey also served as President of Enertronix, a small public corporation. Since 1989 Mr. Ramey has served as Vice President of JRH Technology, a private engineering firm. Mr. Ramey earned his MBA degree in 1991 from the University of Phoenix (in Salt Lake City, Utah) and a BS degree in electronics in 1977 from Brigham Young University.

Certain Relationships and Related Transactions
----------------------------------------------

  	During fiscal year 1998, the Company charged ITEC Attractions $61,500 for services provided by the Company. In April 1998, the Company concluded its services agreement with ITEC Attractions and no longer provides administrative services to ITEC, which included secretarial, administrative, and accounting functions. During fiscal year 1997, ITEC Attractions' Plan of Reorganization was approved by the U.S. Bankruptcy Court for the Western District of Missouri and ITEC was subsequently discharged from bankruptcy. The Company's Chairman, Kelvyn
H. Cullimore served as ITEC's Chairman from 1986 until 1997 and served as ITEC's President from 1986 to 1999. Mr. Cullimore and the Company's President, Kelvyn H. Cullimore, Jr., currently serve as directors of ITEC.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

  	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file initial reports of ownership and report changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

  	Based solely on review of the copies of such forms furnished to the Company during and with respect to the year ended June 30, 1999, the Company believes that during its 1999 fiscal year all Section 16(a) filings applicable to these Reporting Persons were filed timely.

Executive Compensation
----------------------

   The compensation of the Company's chief executive officer and all executive officers whose total cash compensation during the fiscal year ended June 30, 1999 exceeded $100,000 (collectively, the "Named
Executive Officers") is shown on the following pages.

                           Summary Compensation Table

   The following table sets forth, for the three most recent fiscal years of the Company, the compensation paid to the Named Executive Officers.
[CAPTION]

                                                                            		   Long Term Compensation
                                                                       -----------------------------------------------
                                         Annual Compensation	                Awards                    Payouts
                                   -----------------------------------------------------------------------------------
  Name				                                                   Other	    Restricted
   and				                                                   Annual	     Stock 		               LTIP        All Other
Principal				                                                Compen-	   Award(s)	  Options/   	Payouts	      Compen-
Position	                  Year	   Salary($)	   Bonus($)	   sation(1)	    ($)	      SAR(#)	      ($)	       sation($)
----------------------------------------------------------------------------------------------------------------------
Kelvyn H. Cullimore, Jr.	  1999	   $109,011	    $44,434	    $10,757     	$-0-      	  -0-	       $-0-    	    $-0-
President/CEO	             1998   	$106,956    	$37,773	     $9,720	     $-0-	      100,000	     $-0-	        $-0-
                          	1997	   $101,124	    $12,837	     $9,590	     $-0-	       25,000      $-0-	        $-0-

Larry K. Beardall	         1999	    $99,483	    $59,244	    $10,402	     $-0-	        -0-	       $-0-	        $-0-
Executive Vice President	  1998    	$97,429    	$50,365   	  $9,414	     $-0-	      100,000	     $-0-	        $-0-
                          	1997	    $93,135	    $17,117	     $9,461	     $-0-	       20,000	     $-0-	        $-0-

John S. Ramey	             1999	    $84,300	    $29,623	     $8,918	     $-0-	        -0-	       $-0-	        $-0-


(1) 	The Company provides automobiles for certain executive officers and pays all vehicle operating expenses. The Company also provides life insurance for its officers. The amount of this column includes the approximate value of these benefits to the Named Officer.

  	During the last completed year, the Company made no awards under any long-term incentive plan and no stock appreciation rights were granted.

Employment Contracts
--------------------

   The Company has entered into written employment contracts with two executive officers, Kelvyn H. Cullimore, Jr., President and Chief Executive Officer, and Larry K. Beardall, Executive Vice President. The initial terms of these contracts run through the end of the Company's fiscal year in 2003. Both contracts may be renewed automatically, subject to the right of either party to terminate the agreements upon 90 days notice made prior to the last day of the initial term or any renewal term. The contract extensions would extend each contract for up to an additional ten years (five renewal terms of two years each). The compensation package under each contract includes an auto allowance, an annual bonus based on pre-tax operating profit of the Company (at rates established by the Compensation Committee), and stock options granted under the Company's 1992 Stock Option Plan, as amended and restated. Each officer also participates in the salary continuation plan and receives other welfare and employee benefits that are standard in such agreements, including, by way of example, health insurance and disability coverage, paid vacation and Company-paid life insurance. The contracts also contain a provision granting the executives certain rights and protections in the event of a change in control of the Company. Among other things, the change of control provision of the contracts provide for severance payments to the executives if their employment is discontinued as a result of the change of control of the Company.

   The employment agreements described above terminate upon the death or disability of the executive or termination of the employment for cause. The agreements also contain covenants of the executives that, during the term of their employment and continuing for a specified period after the termination of their employment for any reason, with or without cause, they will not compete with the Company or make use of or disclose confidential information of the Company.

Bonus Plan
----------

  	The Company maintains a discretionary incentive bonus plan administered by the Compensation Committee. Pursuant to the plan, the Compensation Committee granted incentive bonuses to certain officers and employees of the Company during the year ended June 30, 1999. The total amount of bonuses paid for the fiscal year was $272,215 of which $133,301 was paid to Named Executive Officers, and is included under the "Bonus" heading in the Summary Compensation Table.

Salary Continuation Plan
------------------------

  	During fiscal year 1988, the Company's Board of Directors adopted a Salary Continuation Agreement (Agreement) for certain Named Executive Officers of the Company. The Agreement provides for a pre-retirement benefit to the officer's designated beneficiary in the event he dies before reaching age 65 and a retirement benefit upon reaching age 65.
The pre-retirement benefit provides for payment of 50% of the officer's compensation at the time of death up to $75,000 annually for a period of 15 years or until the officer would have reached age 65, whichever is longer. The retirement benefit provides the officer $75,000 annually for a period of 15 years. Presently, Kelvyn H. Cullimore, Kelvyn H. Cullimore, Jr. and Larry K. Beardall are covered under this plan.

  	Funding for obligations arising in connection with the Agreement is provided by life insurance policies on the participating officers, of which the Company is the owner and beneficiary. The face amounts of the policies have been determined so that sufficient cash values and death benefits will be provided to meet the obligations as they occur. In fiscal year 1999, the Company expensed $55,108 relating to salary continuation obligations under the Agreement. No benefits have been paid under this salary continuation plan.

401(k) Plan
-----------

  	The Company has adopted a 401(k) Plan (the "Plan"). Employees who are age 20 and have completed at least six months of service with the Company are eligible to participate in the Plan.

  	Eligible employees may make contributions to the Plan in the form of salary deferrals up to 15% of total compensation, not to exceed $10,000, the maximum allowable amount of salary deferrals for calendar 1998. The Company matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

  	Participants under the Plan are 100% vested in their salary deferral contributions and vest 20% per year after 2 years of participation in Company matching contributions. Amounts deferred by employees under the Plan are included under "Salary" in the Summary Compensation Table. Amounts contributed by the Company for each Named Officer are included in the "Other Compensation" column in the table above.

Stock Options Outstanding
-------------------------

  	During fiscal year 1998, options to purchase 404,037 shares were granted under the 1992 Stock Option Plan as follows: Kelvyn H. Cullimore, Jr., 100,000 shares; to all executive officers as a group, 115,000 shares (exclusive of Kelvyn H. Cullimore, Jr.); and to others, 189,037 shares. Options are to purchase common stock of the Company and are exercisable one year (minimum) from the date of grant. The weighted average per share exercise price of these options was $1.00.

  	During fiscal year 1999, options to purchase 195,791 shares were granted under the 1992 Stock Option Plan to employees and outside directors of the Company. Options are to purchase shares of the common stock, no par value, of the Company and are exercisable one year
(minimum) from the date of grant. The weighted average per share exercise price of these options was $2.03.

          Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

  	The following table sets forth the information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers and options exercised during the year ended June 30, 1999.
[CAPTION]


                                              								                  Number of
								                                                               Securities			       Value of
								                                                               Underlying			      Unexercised
								                                                              Unexercised			     In-the-Money
							                                                              Options/SARs at	   Options/SARs at
								                                                              June 30, 1999			   June 30, 1999
				                              Shares
                           				Acquired on		   		                     Exercisable/			    Exercisable/
Name				                         Exercise		    Value Realized ($)	    Unexercisable			   Unexercisable (1)
-----------------------------------------------------------------------------------------------------------
Kelvyn H. Cullimore, Jr.  	       52,000          		$130,000		          125,000/0	         $29,500/0
President/CEO

Larry K. Beardall		               31,000		           $77,500		          120,000/0	         $27,320/0

John S. Ramey	         	          13,000	            $34,125		         	 30,000/0			        $9,330

(1) Reflects the difference between the exercise price of the unexercised options and the market value of shares of common stock on June 30, 1999. The closing bid price of the common stock on June 30, 1999, the last trading date in the Company's fiscal year, as reported by NASDAQ, was $1.16 per share.

                PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

  	The firm of KPMG LLP served as independent public accountants for the Company for the fiscal year ended June 30, 1999. The Audit
Committee of the Board has recommended, and the Board of Directors has selected the firm to continue in this capacity for the current fiscal year ending June 30, 2000, subject to ratification by the shareholders. Accordingly, a resolution will be presented at the meeting to ratify the selection of KPMG LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending June 30, 2000, and to perform other appropriate services. The Board recommends that the shareholders vote FOR Proposal 2, ratifying the selection of KPMG LLP as auditors for the Company for fiscal year 2000. If the stockholders fail to ratify the selection, the Board of Directors will reconsider its decision.

  	Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and may be available to respond to appropriate questions. During the two most recent fiscal years, there has been no resignation or dismissal of the independent public accountants engaged by the Company.

                               OTHER MATTERS

  	The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                           SHAREHOLDER PROPOSALS

  	Regulations adopted by the Securities and Exchange Commission require that shareholder proposals must be furnished to the Company a reasonable time in advance of the meeting at which the action is proposed to be taken. Shareholder proposals intended to be presented at the 2000 Annual Meeting of the Company's Shareholders must be received by the Company at its corporate headquarters on or before July 31, 2000, in order to be included in the Proxy Statement and Form of Proxy
relating to that meeting.   Receipt of a shareholder proposal does not
necessarily guarantee that the proposal will be included in the proxy. If a shareholder intends to propose any matter for a vote at the Annual Meeting of Shareholders to be held in 2000, but fails to notify the Company of such intention prior to the date indicated above, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                        ADDITIONAL INFORMATION

  	The Company will provide, without charge, to each shareholder to whom this proxy statement is delivered, upon written or oral request, a copy of the Company's annual report on Form 10-KSB for the year ended June 30, 1999, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Such document shall be sent by first class mail or other equally prompt means.
Written or oral requests for such information should be directed to Mr. Bob Cardon, Corporate Secretary, Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, UT 84121.

                           						DYNATRONICS CORPORATION
                           						By order of the Board of Directors


	                                /s/ Bob Cardon
                                 -------------------------------------
                           						Bob Cardon, Corporate Secretary